UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2007

Host America Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On February 7, 2007, Host America Corporation (the “Company”), through its RS Services subsidiary, entered into a Master Channel Partner Distributor Agreement with Power Reduction Services, LLC (“PRS”) in which PRS will become a non-exclusive stocking distributor for the EnerLume-EM™ energy conservation product. PRS, under the Distributor Agreement, will be responsible for the distribution and resale of the EnerLume-EM™ and shall retain sole financial responsibility for all expenses and disbursements incurred by them. However, PRS will not have the authority to create any contracts or other obligations on behalf of or in the name of the Company or the RS Services subsidiary. As a distribution partner, PRS agrees to maintain an inventory level sufficient to carry out its responsibilities, which was set at not less than 50 units per EnerLume-EM™ model, which currently consist of a 60-amp model, a 100-amp model and a 200-amp model. PRS also agreed to purchase the products at predetermined prices as set by the Distributor Agreement and not to purchase less than 50 units of any model in any one purchase order.

Mr. C. Michael Horton, a member of Host America’s Board of Directors, is the managing partner of PRS.  The Audit Committee approved the entry into this Distribution Agreement.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Master Channel Partner Distributor Agreement dated February 7, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: February 13, 2007	By: /s/ David Murphy
David Murphy
Chief Financial Officer

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HOST AMERICA CORPORATION
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Master Channel Partner Distributor Agreement dated February 7, 2007

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